Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-134388) and related Prospectus of Tripos, Inc. for the registration of 2,399,047 shares of common stock, and to the incorporation by reference therein of our report dated March 29, 2004, with respect to the 2003 consolidated financial statements and schedule of Tripos, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2005, filed with the Securities and Exchange Commission.

                                                                                                /s/ Ernst & Young LLP

St. Louis, Missouri

June 28, 2006